Exhibit 4.3
FIRST SUPPLEMENTAL INDENTURE
First Supplemental Indenture (this “First Supplemental Indenture”), dated as of April 14, 2010, among Holly Energy Storage-Tulsa LLC, a Delaware limited liability company (“HES Tulsa”) and Holly Energy Storage-Lovington LLC (“HES Lovington” and collectively with HES Tulsa, the “Guaranteeing Subsidiaries”), Holly Energy Partners, L.P., a Delaware limited partnership (“Holly Energy Partners”), and Holly Energy Finance Corp. (“Finance Corp.” and, together with Holly Energy Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 10, 2010 providing for the issuance of 8.25% Senior Notes due 2018 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiaries under the Notes, any Note Guarantee, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
First Supplemental Indenture

5. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
6. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.
First Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES: HOLLY ENERGY STORAGE-TULSA LLC, a Delaware limited liability company
By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Senior Vice President and Chief Financial Officer

HOLLY ENERGY STORAGE-LOVINGTON LLC, a Delaware limited liability company
By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Senior Vice President and Chief Financial Officer
Signature Page to First Supplemental Indenture

ISSUERS:

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistic Holdings, L.P., Its General Partner

	By:	Holly Logistic Services, L.L.C., Its General Partner

		By:	/s/ Bruce R. Shaw

Name: Bruce R. Shaw
Title: Senior Vice President and Chief Financial Officer

HOLLY ENERGY FINANCE CORP.

By:	/s/ Bruce R. Shaw

Name: Bruce R. Shaw
Title: Vice President and Chief Financial Officer
Signature Page to First Supplemental Indenture

OTHER GUARANTORS: HEP LOGISTICS GP, L.L.C., a Delaware limited liability company
By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Vice President and Chief Financial Officer

HOLLY ENERGY PARTNERS-OPERATING, L.P., a Delaware limited partnership
By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Vice President and Chief Financial Officer
Signature Page to First Supplemental Indenture

HEP PIPELINE GP, L.L.C., a Delaware limited liability company

HEP PIPELINE, L.L.C., a Delaware limited liability company

HEP MOUNTAIN HOME, L.L.C., a Delaware limited liability company

HEP REFINING, L.L.C., a Delaware limited liability company

HEP REFINING GP, L.L.C., a Delaware limited liability company

HEP WOODS CROSS, L.L.C., a Delaware limited liability company

HEP TULSA LLC, a Delaware limited liability company

HEP SLC, LLC, a Delaware limited liability company

LOVINGTON-ARTESIA, L.L.C., a Delaware limited liability company

ROADRUNNER PIPELINE, L.L.C., a Delaware limited liability company

Each By:	Holly Energy Partners – Operating, L.P., a Delaware limited liability company and Its Sole Member

	By:	/s/ Bruce R. Shaw Name: Bruce R. Shaw
Title: Vice President and Chief Financial Officer
Signature Page to First Supplemental Indenture

HEP FIN-TEX/TRUST-RIVER, L.P., a Texas limited partnership

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership

Each by:	HEP Pipeline GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	/s/ Bruce R. Shaw

Name: Bruce R. Shaw
Title: Vice President and Chief Financial Officer

HEP REFINING ASSETS, L.P., a Delaware limited partnership

By:	HEP Refining GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	/s/ Bruce R. Shaw Name: Bruce R. Shaw
Title: Vice President and Chief Financial Officer
Signature Page to First Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Steven A. Finklea
	Name:	Steven A. Finklea
	Title:	Vice President
Signature Page to First Supplemental Indenture